Exhibit 10.48
AMENDMENT NO. 3 TO THE
SYBASE, INC. 401(k) PLAN
(October 15, 2004 Restatement)
     WHEREAS, Sybase, Inc. has adopted a 401(k) Plan for the benefit of its eligible employees; and
     WHEREAS, the Board of Directors’ Compensation Committee expressed a desire that management amended the Sybase, Inc. 401(k) Plan to remove any responsibility on the part of the Compensation Committee to appoint members of the Committee (as defined in the Sybase, Inc. 401(k) Plan):
     NOW, THEREFORE, BE IT HEREBY RESOLVED, as follows:
     The Sybase, Inc. 401(k) Plan is hereby amended as follows:
     A. 1. Section 10.2 is amended to read as follows:
     10.2 Committee. The Plan shall be administered by a Committee consisting of (a) the persons holding the following offices at the Company: VP of Worldwide Human Resources, Chief Financial Officer, Treasurer and General Counsel plus (b) any other person(s) whom a majority of the Committee members designated in clause (a) above may from time to time elect to serve as additional members of the Committee. Any person elected to the Committee under clause (b) above may be removed at any time by a majority of the Committee members designated in clause (a) above. The Committee shall have the authority to control and manage the operation and administration of the Plan as a named fiduciary under Section 402(a)(1) of ERISA. Any member of the Committee who is also an Employee shall serve as such without additional compensation. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Committee.
     2. Section 10.10 is amended to read as follows:
     10.10 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless any of its Employees, officers or directors who may be deemed to be a fiduciary of the Plan, and the members of the Committee, from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys’ fees and amounts paid, with the approval of the Compensation Committee of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.
B.	The amendments to the Sybase, Inc. 401 (k) Plan set forth in Part A above shall be effective as of August 22, 2006.

SYBASE,	INC.

By:	/s/ Nita White-Ivy

Vice President – Worldwide Human Resources